                                                                  EXHIBIT (10)a.

                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------


     This Separation Agreement and General Release ("Agreement") is entered into by and between Laurence Anderson ("Anderson") and SUPERVALU INC. ("SUPERVALU").

     WHEREAS, Anderson's duties with SUPERVALU as Executive Vice President will terminate upon his retirement at the close of business March 2, 1997; and

     WHEREAS, Anderson and SUPERVALU desire to fully and finally settle all issues, differences and actual and potential claims between them, including, but in no way limited to, any claim that might arise out of Anderson's employment with SUPERVALU and the termination thereof;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Anderson and SUPERVALU agree as follows:

     1. Anderson represents, understands and agrees that his duties with SUPERVALU will terminate upon the close of business March 2, 1997, except that Anderson agrees to complete certain projects to which he and SUPERVALU's Chief Executive Officer have agreed.

     2. SUPERVALU agrees to provide Anderson the following payments and benefits:

     (a) SUPERVALU will continue to pay on its normal pay days Anderson's current gross salary of $420,000 per year, less all customary SUPERVALU deductions, and will continue to provide Anderson with his customary SUPERVALU benefits (except for qualified retirement and qualified employee insurance plans) and bonus at norm eligibility, for a period of six months commencing on March 2, 1997.

     (b) SUPERVALU will continue to pay on its normal pay days Anderson's current gross salary of $420,000 per year, less all customary SUPERVALU deductions, and will continue to provide Anderson with his customary SUPERVALU benefits (except for qualified retirement and qualified employee insurance plans) and bonus at norm eligibility, for an additional period of six months thereafter, on the condition that Anderson does not, within the continental United States, directly or indirectly, own, manage, operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner with any business that competes with SUPERVALU in any products which are developed (or in the process of development), sold, licensed or marketed by SUPERVALU, or services which are performed, at the time of separation from employment. If Anderson should so compete with SUPERVALU, his right to this additional period of salary and benefits shall cease immediately. It is understood that ownership

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          by Anderson of less than 1% of any publicly-held company, any investment by Anderson of less than $100,000 in any privately-owned company, or any activity by Anderson as a SUPERVALU licensee, shall not be deemed an act of competition.

     (c) SUPERVALU agrees to pay Anderson a lump sum of his earned vacation of 30 days, plus 30 days of banked vacation, for a total of 60 days, less all customary SUPERVALU deductions, twenty days following Anderson's execution of this Agreement.

     (d) SUPERVALU agrees that Anderson shall remain eligible for benefits under SUPERVALU's Executive Long Term Incentive Plan and an annual bonus relating to the fiscal year ending February 22, 1997.

     (e) SUPERVALU will bear the cost of Anderson's Mayo Clinic physical examination, to be taken in March 1997.

     (f) Anderson shall be entitled to the payout of half of his SUPERVALU restricted stock (5000 shares) on or about August 23, 1997.

     (g) Anderson shall be entitled to the payout of his remaining SUPERVALU restricted stock (5000 shares) at the end of SUPERVALU's 1998 fiscal year.

     (h) All of Anderson's stock options (including price vesting options) previously granted to Anderson shall be fully vested as of the date of this Agreement. The term of all such options shall be amended to provide that each option may be exercised no later than February 22, 2000, provided that no option may be exercised after its expiration date as specified in the applicable option agreement. All SUPERVALU price vesting options previously granted to Anderson are hereby amended to provide that such options shall be fully exercisable from the date of this Agreement up to and including February 22, 2000, provided that the price vesting requirements as defined in paragraph 3
          (ii) of the price vesting option agreement shall have been satisfied prior to such exercise.

          Notwithstanding the foregoing:

          (i)  if Anderson should compete with SUPERVALU as described in (P) 2
               (b) of this Agreement, any right to exercise options will terminate 30 days after Anderson begins such acts of competition; and

          (ii) if Anderson should divulge any material proprietary or confidential information or trade secrets as described in paragraph 3 (a) of this Agreement, or make any disparaging statement which has any material adverse impact on SUPERVALU as described in paragraph 10 of this Agreement:

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               (A)  any right to exercise options granted before 1993 will terminate 30 days after such action by Anderson; and

               (B) any right to exercise options granted in 1993 or thereafter will terminate immediately upon such action by Anderson.

     (i) SUPERVALU agrees to bear the cost of Anderson's financial planning, up to a maximum of $8,000.

     (j) SUPERVALU agrees to pay Anderson $6,000 for miscellaneous benefit expenses on February 22, 1997.

     (k) All other items of compensation not mentioned in subparagraphs 2(a) through 2(j) above have been resolved, and Anderson shall have no further claim to any other items of compensation or benefits.

     (l) Anderson agrees that he was not entitled to all of the payments and benefits outlined in this paragraph 2 as a result of his employment with SUPERVALU, but that the payments and benefits are being provided as consideration for his acceptance and execution of this Agreement.

     3. As an essential inducement to SUPERVALU to enter into this Agreement, and as consideration for the foregoing promises of SUPERVALU, Anderson agrees as follows:

     (a) Anderson confirms and agrees that he shall not at any time divulge to others or use for his own benefit any proprietary or confidential information or trade secrets of SUPERVALU obtained during the course of his employment with SUPERVALU relating to sales, specific business units, strategies, proposed or potential acquisitions, products, customers, accounts, clients, technologies, formulas, ideas, improvements, or inventions belonging to or relating to SUPERVALU, its clients, its subsidiaries, affiliates, successors or associated companies. Anderson acknowledges that in the event he divulges any material proprietary or confidential information or trade secrets, SUPERVALU shall have no further obligation to make any of the payments set forth in paragraph 2(b) or 2(g) above. It is understood that this restriction would not apply to the extent that Anderson were to conduct business with SUPERVALU as one of its licensees.

     (b) By this Agreement, Anderson and SUPERVALU intend to settle any and all claims which Anderson has or may have against SUPERVALU as a result of Anderson's employment with SUPERVALU and/or the cessation of Anderson's employment with SUPERVALU. For the consideration expressed herein, Anderson hereby releases and discharges SUPERVALU, its officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, and/or directors from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party,

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          governmental or otherwise, to institute any claim via administrative or legal proceedings against SUPERVALU for any such claims including, but not limited to, any claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01 et seq.; Title
                                                                -- ---
          VII of the Civil Rights Act, 42 U.S.C. (S)(S) 2000e et seq.; the Age
                                                              -- ---
          Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et seq.; or the
                                                                 -- ---
          Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101 et seq.; and
                                                                  -- ---
          any contract, quasi contract, or tort claims, whether developed or undeveloped, arising from or related to Anderson's employment with SUPERVALU, and/or the cessation of Anderson's employment with SUPERVALU. Anderson and SUPERVALU agree that, by signing this Agreement, Anderson does not waive any claims arising after the execution of this Agreement.

     4. Anderson has been informed of his right to rescind this Agreement as far as it extends to potential claims under Minn. Stat. (S)(S) 363.01 et seq.
                                                                      -- ---
(prohibiting discrimination in employment) by written notice to SUPERVALU within fifteen (15) calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to Mr. Ronald Tortelli, SUPERVALU INC., P. O. Box 990, Minneapolis, Minnesota 55440, delivered or post-marked within such fifteen (15) day period. Anderson understands that SUPERVALU will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by SUPERVALU pursuant to paragraph 2, above, shall be immediately repaid by Anderson to SUPERVALU.

     5. Anderson has been informed of his right to revoke this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et seq. by informing SUPERVALU of his intent to revoke
                          -- ---
this Agreement within seven (7) calendar days following his execution of this Agreement. Anderson understands that SUPERVALU will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by SUPERVALU pursuant to paragraph 2, above, shall be immediately repaid by Anderson to SUPERVALU.

     6. Anderson has also been informed that the terms of this Agreement shall be open for acceptance by him for a period of twenty-one (21) days during which time he may consider whether to accept this Agreement.

     7. The terms of this Agreement shall remain strictly confidential between the parties hereto, and shall not be disclosed to third persons unless required by law.

     8. Anderson understands and agrees that effective March 2, 1997, he is no longer authorized to incur any expenses or obligations or liabilities on behalf of SUPERVALU unless authorized in advance by SUPERVALU's CEO.

     9. Anderson represents that he has no property of SUPERVALU in his possession or control, other than that required to carry out specific assignments to their completion.

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     10.  Anderson agrees that he will refrain from making any statements, whether written or oral, which are disparaging of SUPERVALU, its directors, officers, employees, agents, or representatives. Anderson acknowledges that in the event he makes any disparaging statements which have any material adverse impact on SUPERVALU, SUPERVALU shall have no further obligation to make any of the payments set forth in paragraph 2(b) or 2(g) above. SUPERVALU will provide Anderson with ten days' written notice of its intent to terminate payments pursuant to this paragraph. Anderson may, within that ten day period, advise SUPERVALU of any information suggesting that he has not violated the terms of this paragraph, provided that the ultimate determination as to whether Anderson shall be entitled to continued salary and benefits shall be within the sole discretion of SUPERVALU. SUPERVALU agrees that its officers and directors will refrain from making any statements, whether written or oral, which are disparaging of Anderson.

     11. Anderson agrees that he will be available upon reasonable notice to participate in the defense of any pertinent claims or litigation that may be brought against SUPERVALU. SUPERVALU agrees that it will indemnify Anderson with respect to such claims or litigation to the same extent that it is required or permitted to indemnify its current officers.

     12. Anderson will be entitled to request a prospective consent from SUPERVALU with respect to any activity in which he proposes to engage, in order to confirm that any such activity will not be deemed to violate paragraphs 2(b), 3(a), and/or 10 of this Agreement. Any such request shall be directed to Mr. Ronald Tortelli, SUPERVALU INC., P. O. Box 990, Minneapolis, Minnesota 55440. SUPERVALU will respond to any such request within ten days after its receipt.

     13. Any dispute between the parties as to the interpretation or application of paragraphs 2(b), 2(h), 3(a), and/or 10 of this Agreement shall be resolved by binding arbitration before the American Arbitration Association in Minneapolis, Minnesota, in accordance with that Association's rules for commercial arbitration.

     14. This Agreement shall not in any way be construed as an admission by SUPERVALU that it has acted wrongfully with respect to Anderson or any other person, or that Anderson has any rights whatsoever against SUPERVALU. SUPERVALU specifically disclaims any liability to, or wrongful acts against, Anderson or any other person, on the part of itself, its directors, its officers, its employees, its representatives or its agents.

     15. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Anderson hereby affirms that his rights to payments or benefits from SUPERVALU are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must be in writing, signed by SUPERVALU and Anderson.

     16. This Agreement is personal to Anderson and may not be assigned by Anderson without the written agreement of SUPERVALU. All payments provided herein to or for the benefit of Anderson and the maintenance of coverages as herein provided, shall be made to his estate and for the benefit of his dependents, heirs and beneficiaries in the event of his death prior to the receipt thereof.

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     17.  This Agreement constitutes a contract enforceable against either party and shall be construed and enforced in accordance with the laws of the State of
Minnesota.   Nothing contained in this Agreement is intended to violate any applicable law. If any part of this Agreement is construed to be in violation of a state and/or federal law, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect.

     18. Anderson hereby affirms and acknowledges that he has read the foregoing Agreement and that he has been advised to consult with an attorney prior to signing this Agreement. Anderson agrees that the provisions set forth in this Agreement are written in language understandable to him and further affirms that he understands the meaning of the terms of this Agreement and their effect. Anderson represents that he enters into this Agreement freely and voluntarily.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.


Dated:  February 26, 1997             /s/ Laurence L. Anderson
      -------------------             ---------------------------------------
                                      Laurence Anderson


Subscribed and sworn to before me
this 26th day of February, 1997.


/s/ Connie L. Mead
-----------------------------
       Notary Public


Dated:  February 26, 1997             SUPERVALU INC.
      -------------------


                                      By /s/ Michael Wright
                                        -------------------------------------
                                        Its               CEO
                                           ----------------------------------


Subscribed and sworn to before me
this 26th day of February, 1997.


/s/ Connie L. Mead
-----------------------------
     Notary Public

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